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Exhibit 5

July 23, 2003

Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202

Re:	Registration Statement on Form S-4, Commission File No. 333-105430 (the "Registration Statement"), with respect to shares to be issued pursuant to the Agreement and Plan of Reorganization among Carbon Energy Corporation ("Carbon"), Evergreen Resources, Inc. ("Evergreen") and Evergreen Merger Corporation dated as of March 31, 2003 (the "Merger Agreement")

Ladies and Gentlemen:

        Our firm, Berenbaum, Weinshienk & Eason, P.C., of 370 Seventeenth Street, Suite 4800, Denver, Colorado, has acted as counsel to Evergreen Resources, Inc., a Colorado corporation, in connection with the registration by Evergreen of 1,856,523 shares of its Common Stock, no par value (the "Shares"), issuable pursuant to the Merger Agreement, as set forth in the Registration Statement on Form S-4 (the "Registration Statement") that is being filed on the date hereof by Evergreen with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K.

        In connection with the foregoing, we have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein.

        Based on the foregoing, we are of the opinion that when issued upon the terms and conditions set forth in the Merger Agreement, the Shares will be legally issued, fully paid, and nonassessable. This opinion is based solely upon and rendered pursuant to the corporate laws of the State of Colorado.

        We hereby consent to be named in the Registration Statement under the heading "Legal Matters" as attorneys who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Berenbaum, Weinshienk & Eason, P.C.

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  Exhibit 5